UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 3, 2022

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on our Current Report on Form 8-K filed on August 31, 2021, at the Annual General Meeting of the Stockholders of Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”), our stockholders approved the purchase of real estate located in Argentina from Hollywood Burger Holdings, Inc., a related party Delaware corporation (“HBH”).

Pursuant to a Quota Purchase Agreement dated February 3, 2022, entered into by and between the Company, INVESTPROPERTY GROUP, LLC, a wholly-owned Delaware limited liability company (“IPG”), and HBH, IPG purchased 97.65% of the interests in Gaucho Development S.R.L., f/k/a Hollywood Burger Argentina S.R.L. (“GD”) from HBH in exchange for 1,283,423 shares of common stock of the Company (approximately $2.4 million). Price per share was based on the closing price of $1.87 of the Company’s common stock as traded on Nasdaq on January 14, 2022, the date the Board of Directors of HBH approved the transaction. The remaining 2.35% of GD is held by one of the Company’s other subsidiaries, Algodon Wine Estates S.R.L.

The Company completed the acquisition of the interest in GD on February 23, 2022, when it issued a total of 1,283,423 shares of common stock of the Company to HBH, an accredited investor, pursuant to an exemption from registration under Section 4(a)(2) and/or Rule 506(b) of the Securities Act of 1933, as amended. A Form D was filed with the SEC on February 25, 2022.

GD owns the following properties:

●	Property on Avenida Hipólito Yrigoyen, the main thoroughfare in downtown San Rafael, Mendoza, with a lot size of approximately 48,050 square feet (approximately 1.1 acres), and the traffic it receives during the lunch hour during the week and on weekend nights. A significant area of the property also serves as a parking lot. For many businesses in Argentine cities, parking is a rare commodity, both culturally and economically. This location had approximately 80 parking spaces at last count. The rent leasing agreement with Mostaza Group (https://www.mostazaweb.com.ar/) is scheduled to end in August 2031. The agreed monthly rent amount will be ARS 335,000 plus VAT. The rent amount is to be adjusted by inflation every 6 months.

●	Property located in Córdoba, Argentina on Recta Martinolli Avenue, a central avenue in a densely populated upscale neighborhood of the west side of the city. The avenue sees a high concentration of traffic both day and night and is the main thoroughfare en route to a number of cultural destinations such as public schools, rugby and soccer athletic clubs, tennis and golf clubs, supermarkets, bars and nightlife, country clubs, and offices. The lot is located in a prime area for development (such as retail, café and medical center). This unique piece of real estate, which takes up and entire city block, is accessible from the four streets surrounding the block.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the shares issued and completion of the acquisition on February 23, 2022 pursuant to the Quota Purchase Agreement is incorporated by reference into Item 2.01 of this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 8.01 of this Current Report on Form 8-K regarding the shares issued pursuant to the Quota Purchase Agreement and the shares issued pursuant to the domain name agreement is incorporated by reference into Item 3.02 of this Current Report on Form 8-K.

Item 8.01 Other Events

Also on February 3, 2022, the Company purchased the domain name Gaucho.com in exchange for $25,000 in cash and 15,000 shares of common stock of the Company, subject to adjustment. The seller is entitled to additional shares of common stock if on August 14, 2022, the closing price per share of the Company’s common stock is less than $2.64 as quoted on a national securities exchange, and the Company shall issue additional shares of common stock so that the value of the total shares issued to the seller collectively has a fair market value of $36,900. The shares were issued on February 14, 2022 to an accredited investor pursuant to an exemption from registration under Section 4(a)(2) and/or Rule 506(b) of the Securities Act of 1933, as amended. A Form D will be filed with the SEC on February 28, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Quota Purchase Agreement, dated as of February 3, 2022, by and among Gaucho Group Holdings, Inc., INVESTPROPERTY GROUP, LLC, and Hollywood Burger Holdings, Inc.

 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 25th day of February 2022.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO